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                                                                   Exhibit 11.1

                             SYMBOLLON CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                           The Three-Months Ended March 31,
                                           --------------------------------
                                              1996                  1995
                                           ----------            ----------
Net Loss...............................    $ (534,218)           $ (435,309)
                                           ==========            ==========
Primary loss per share (1):
  Weighted average common shares
    outstanding........................     2,480,136             2,400,000
  Shares subject to restriction........      (700,000)             (700,000)
                                           ----------            ----------
                                            1,780,136             1,700,000
                                           ==========            ==========
Loss per share (2):....................    $    (0.30)           $    (0.26)
                                           ==========            ==========

(1) The shares for the three-month period ended March 31, 1996 and 1995 have been calculated in accordance with Accounting Principles Board Opinion No. 15.

(2) There is no difference between primary and fully diluted loss per share.